Exhibit 99.1



                    TIME WARNER AND COMCAST COMPLETE ADELPHIA
                          COMMUNICATIONS TRANSACTIONS

                Comcast's Interests in Time Warner Cable Redeemed



NEW YORK and PHILADELPHIA, July 31, 2006 - Time Warner Inc. (NYSE:TWX) and Comcast Corporation (Nasdaq:CMCSA, CMCSK) today announced that they completed the acquisition of substantially all of Adelphia Communications Corporation's assets.

With this acquisition as well as the swaps of cable systems between them, Comcast and Time Warner Cable have expanded their cable footprints and improved the geographic clusters of their subscribers. In addition, Comcast's historical ownership interests in Time Warner Cable and Time Warner Entertainment Company L.P. (TWE) have been redeemed, with the result that Time Warner Cable is now owned approximately 84% by Time Warner and 16% by Adelphia. Both companies are now focused on integrating their new cable properties and laying the groundwork to accelerate the deployment in the coming months of enhanced video, high-speed data, digital voice and other advanced services to consumers formerly served by Adelphia.

Time Warner Chairman and Chief Executive Officer Dick Parsons said: "With Time Warner Cable delivering stellar growth, we are very pleased to continue to build value by significantly enhancing our scale, subscriber clusters, and operating efficiencies, all at an attractive price. Glenn Britt and his team, with their technological leadership and operating expertise, are ready to integrate these new cable systems seamlessly, enabling the rollout of our highly popular `triple play' to a whole new universe of subscribers. We're confident that Time Warner Cable will continue to be an engine of growth for our Company, while delivering the best possible cable experience to all of our customers. Let me thank Brian Roberts and his impressive Comcast team, Bill Schleyer and his colleagues at Adelphia, as well as all of the Time Warner Cable and Time Warner people, for all of their great work in this long process."

Brian L. Roberts, Chairman and Chief Executive Officer of Comcast, said: "The first half of 2006 has been terrific for Comcast with great consumer response to our new advanced products and triple play offer. Comcast is in the strongest position in our history and the acquisition of these contiguous and complementary systems could not come at a better time. Steve Burke, Dave Watson and the cable team have extensive experience integrating cable systems and we look forward to delivering to our new customers the products and services that are already so popular with Comcast's subscribers. Significantly, today's transactions also complete the redemption of our stakes in Time Warner Cable and Time Warner Entertainment, which is an important strategic milestone for our Company. We are grateful to Dick Parsons and his colleagues at Time Warner and the team at Adelphia who worked so hard to facilitate and close these transactions. We'd also like to welcome our new Adelphia and Time Warner employees and customers into the family. Now it's time to get to work delivering on the promise of these transactions."

Glenn Britt,  President and Chief Executive Officer of Time Warner Cable,  said:
"After spending more than a year preparing for the closing of these transactions, we now can enthusiastically begin our full-scale integration and upgrade efforts. In the coming months, we'll stay focused on laying the critical groundwork to allow us to offer our very successful triple-play package of enhanced video, high-speed online and Digital Phone services aggressively to the nearly 7.6 million new homes passed in our expanded service area. We hope to strengthen customer relationships by ensuring the best possible offerings and quality customer care. We will strive to make this changeover as seamless as possible for our customers and for the 12,000 new employees we'll be welcoming to our Company."

Time Warner Cable has gained cable systems passing approximately 7.6 million homes, with approximately 3.3 million basic subscribers. Time Warner Cable now manages a total of approximately 14.4 million well-clustered basic subscribers with 27.6 million homes passed.

Comcast has added about 1.7 million additional basic subscribers for a total of approximately 23.3 million owned and operated customers, with about 3.5 million additional subscribers held in various partnerships attributed to it.

As previously announced, the combined purchase price for the assets acquired by Time Warner Cable and Comcast consisted of $12.5 billion in cash and Time Warner Cable common stock representing approximately 16% of Time Warner Cable's total common equity. The remaining 84% of Time Warner Cable common stock will be held by Time Warner Inc. In addition, Time Warner Inc. will own a direct non-voting common equity interest of approximately 12% in a subsidiary of the cable company. Under agreements entered into in connection with the acquisition, Adelphia is required to sell at least one-third of the Time Warner Cable common stock it received in the transaction in an underwritten public offering within three months of the registration statement for such offering becoming effective, unless, prior to that, the shares are distributed to creditors of Adelphia pursuant to a confirmed plan of reorganization. Time Warner Cable expects that any shares distributed to Adelphia creditors pursuant to a plan of reorganization would be freely transferable.

In addition, Time Warner Cable has redeemed Comcast's 17.9% interest in Time Warner Cable Inc. and Time Warner Entertainment has redeemed Comcast's 4.7% in TWE, which together represented an effective 21% economic interest in Time Warner Cable.

Bear Stearns and Lehman Brothers acted as financial advisors to Time Warner. The Blackstone Group acted as financial advisor to Comcast on the Adelphia transaction and


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

assisted on the Time Warner Cable and Time Warner Entertainment redemptions. Morgan Stanley acted as financial advisor to Comcast on the Time Warner redemptions and assisted on Adelphia. Paul, Weiss, Rifkind, Wharton & Garrison LLP is legal advisor to Time Warner. Davis Polk & Wardwell is legal advisor to Comcast. Ballard Spahr Andrews & Ingersoll, LLP advised Comcast on bankruptcy-related issues.

This release does not constitute an offer of any security for sale.

Subscriber Information

The subscriber information contained herein with regard to reporting basic video subscribers has been approximated because each company uses somewhat different methodologies with respect to reporting subscriber counts of multiple-dwelling units.

About Time Warner Inc.

Time Warner Inc. is a leading media and entertainment company, whose businesses include interactive services, cable systems, filmed entertainment, television networks and publishing.

About Comcast Corporation

Comcast Corporation (Nasdaq: CMCSA, CMCSK) (http://www.comcast.com) is the nation's leading provider of cable, entertainment and communications products and services. With 23.3 million cable customers, 10 million high-speed Internet customers, and 1.6 million voice customers, Comcast is principally involved in the development, management and operation of broadband cable systems and in the delivery of programming content.

Comcast's content networks and investments include E! Entertainment Television, Style Network, The Golf Channel, OLN, G4, AZN Television, PBS KIDS Sprout, TV One and four regional Comcast SportsNets. Comcast also has a majority ownership in Comcast Spectacor, whose major holdings include the Philadelphia Flyers NHL hockey team, the Philadelphia 76ers NBA basketball team and two large multipurpose arenas in Philadelphia.

About Time Warner Cable

Time Warner Cable owns and manages cable systems serving 14.4 million subscribers in 33 states. Passing approximately 28 million homes, Time Warner Cable includes some of the most technologically advanced and best-clustered cable systems in the country, with nearly 85 percent of the Company's customers located in five geographic regions: New York, Texas, Ohio, the Carolinas and southern California. Leveraging its leadership in innovation and quality customer care, Time Warner Cable delivers advanced products and services such as video on demand, high definition television, digital video recorders,

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

high-speed data and Digital Phone. Time Warner Cable is a subsidiary of Time Warner Inc. (NYSE: TWX).

Caution Concerning Forward-Looking Statements

This document includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations and beliefs of the management of Time Warner and Comcast, respectively, and are subject to uncertainty and changes in circumstances.

Actual results may vary materially from those expressed or implied by the statements herein due to the bankruptcy court approval process, regulatory review and approval process and changes in economic, business, competitive, technological and/or other regulatory factors, as well as other factors affecting the operation of the businesses of Time Warner Inc. and Comcast Corporation. More detailed information about these factors may be found in the respective filings by Time Warner and Comcast with the Securities and Exchange Commission, including their most recent annual reports on Form 10-K and quarterly reports on Form 10-Q. Time Warner and Comcast are under no obligation to, and expressly disclaim any such obligation to, update or alter the forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:
Time Warner Corporate Communications              Comcast Public Relations
------------------------------------              ------------------------
Edward Adler (212) 484-6630                       D'Arcy Rudnay (215) 981-8582
Susan Duffy (212) 484-6686                        Jennifer Khoury (215) 320-7408
Danielle Perissi (212) 484-6645                   Adam Miller (212) 371-5999

Time Warner Investor Relations                    Comcast Investor Relations
------------------------------                    --------------------------
Jim Burtson (212) 484-8719                        Marlene Dooner (215) 981-7392
Chris Clipper (212) 484-6297                      Dan Goodwin (215) 981-7518
Mark Holmes (212) 484-8206

Time Warner Cable Public Affairs
--------------------------------
Mark Harrad (203) 328-0613
Keith Cocozza (203) 351-2039

Time Warner Cable Investor Relations
------------------------------------
Tom Robey (203) 351-2015


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